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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	41-2111139
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
10172 Linn Station Road; Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Partnership Units	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-112467

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The description of the partnership units of NTS Realty Holdings Limited Partnership registered hereby is incorporated by reference from the "Description of the Units" section of the Registrant's Registration Statement on Form S-4 (File No. 333-112467) initially filed with the Securities and Exchange Commission on February 4, 2004, including all amendments and supplements thereto, and any prospectus relating thereto subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

        Not applicable.

[The remainder of this page intentionally blank]

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Date: December 17, 2004	By:	/s/ GREGORY A. WELLS
Name:	Gregory A. Wells
Title:	Chief Financial Officer, NTS Realty Capital, Inc., Managing General Partner of NTS Realty Holdings Limited Partnership

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE